EXHIBIT 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44826; 33-57533; 33-63097; 333-7229; 333-13811; 333-15375 and 333-18273); the
Registration Statements on Forms S-8 (Nos. 2-91958; 2-73761; 2-80406; 33-45279;
33-48883; 33-60695; 333-02875 and 333-07105) and the Post-Effective Amendment
No. 1 on form S-8 to Registration Statements on Form S-4 (Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208 and 333-16189) of NationsBank Corporation
of our report dated January 10, 1997 appearing on page 48 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Charlotte, North Carolina
March 28, 1997